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                                                    APPLICATION

Application to: (Check  One)
Continental Assurance Company, CNA Plaza, Chicago, IL 60685
Valley Forge Life Insurance Company, 401 Penn Street, Reading , PA 19601

Executive Office, CNA Plaza, Chicago, Il 60685
(Please type or print all information)

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1.  PROPOSED INSURED 1 (First, Middle, Last)     Male   Female      Age

     Birth Date:  Mo.   Day      Yr.         Birth Place: State & Country

     Driver's License# and State ______________       Bus. Phone:

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2.  PROPOSED INSURED 2 (First, Middle, Last)      __Male __Female    Age

     Birth Date: Mo.    Day      Yr.          Birth Place: State & Country
     Height ____ Weight now _____ Weight 1 yr ago
     Cause of any lost weight ____________________________________________
     Driver's License # and State

     (Specified) Amount $             Or Units
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3.  CHILDREN PROPOSED FOR INSURANCE   Height    Weight Child Units Age

      Birth Date: Mo.   Day    Yr.           Birth Place: State & Country

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4.  If proposed Insured is under age 15, name of Proposed Payor

                                                    Relationship
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5.  Residence Address of Proposed Insured(s)    City   County      State    Zip Code

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6.  Plan of Insurance          Face/Specified Amount   Premium Mode

     Amount remitted with this application $

   First Premium (may not be less than minimum premium for the mode selected)
   Planned Periodic Premium $             Target Premium $
   Maturity Date (if less than policy expiry):
   Rider/Amount                          Rider/Amount                            Rider/Amount
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7a. Occupation of Proposed Insured(s) or Payor if Proposed Insured is under age 15. List duties.


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7b. Employer's name and address of Proposed Insured(s) (Applies to Payor if Proposed Insured
is under age 15.)


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8. List all life insurance amounts in force on all person(s) proposed for insurance (if none, so state).

Name of person and    Year      Amount of Personal  Amount of Business    Amount of  Insurance
company               Issued        Insurance           Insurance                  Accidental
                                                                                                                   Death Benefit

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9. Will the policy applied for replace or change any insurance or annuity currently in force with this or any other company on your life or the life of any person proposed for insurance? No Yes
Have you or any person proposed for insurance replaced a life insurance policy in the past three
years?  No    Yes     Replaced two or more times in the last five years? No     Yes If yes, give
name and reason.

Is any application for life or health insurance pending in this or any company?   No   Yes If yes,
give name.

Name              Company        Policy number issue year   Face Amount Acc Death Benefit Amt

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10.  Send premium notice to Proposed Insured 1 Residence    Business Address Other
       (Name, Address, Zip Code)

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11. Name of owner, if other than Proposed Insured 1, or applicant (include contingent owner, if any.)

Owner's Social Sec. No. or Tax No.

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12. Beneficiary designation (The beneficiary under any spouse and children's insurance will be as stated in those riders, unless otherwise designated. Print full name(s) and relationships to
Proposed Insured 1.


Contingent Beneficiary

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13. Has any person proposed for insurance:

       Yes    No

A. In the last 3 years flown or plans to fly, as a pilot, student pilot or crew?
B.   Traveled or resided or plans to travel or reside outside the USA?
C.   Ever been convicted of a felony?
D. Had 2 or more moving violations in the past 3 years, been convicted of driving while intoxicated, or ever had license suspended or revoked?
E. In the last 3 years, engaged in, or intends to engage in, sky or scuba diving, hang-gliding, rock climbing, or any form of motorized racing?
F. Received advice or treatment from a member of the medical profession for the use of alcohol or drugs, or been convicted of using, selling, or possessing any narcotics, stimulants, sedative or hallucinogenic drug in the past 10 years?
G.   Ever been advised by a physician to quit using tobacco for health reasons?
H. Ever been declined for insurance, had a policy rated, modified in any way or denied reissue, reinstatement or renewal of a policy?

Details of YES answers (include item #, proposed insured, dates, duration, attending physicians, and questionnaires for A & E)




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14.  Special Features requested, such as policy date, risk classification, issue instructions.


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15.  PROPOSED INSURED 1 Tobacco Use?  Never Present Former
       Check type: smokeless   cigar  cigarette    pipe
       Mo./Yr quit                      # Years as a smoker             #Packs per day

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16.  PROPOSED INSURED 2 Tobacco Use?  Never Present Former
       Check type: smokeless   cigar  cigarette    pipe
       Mo./Yr quit                      # Years as a smoker             #Packs per day

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17.  PROPOSED INSURED 1
a.       Height    Weight Current      1 Yr ago          Cause of any weight loss

                                    Mo/Yr of last exam             Results
Sigmoidoscopy
Prostate Exam
Mammogram
Breast Exam

b.   Annual Income $
      Estimated Net Worth $
      Ever filed bankruptcy?      Yes        No
             Date discharged:
              Explain:



c.  EXERCISE Activities - aerobics/muscle strengthening/toning

       Mo/Yr started        Times/wk         Duration

d.  REGULAR PHYSICIAN (First, Middle, Last) :
     Date of last visit:
     Physician Phone #:
     Address:                                       City                  State              Zip Code
     Reason for/result of last visit:

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18.  In the past 10 years, has any person proposed for insurance been treated for or had:

          Yes    No

A.   Any disease or disorder of eyes, ears, nose or throat?
B. Dizziness, fainting, convulsions, head injury, headaches, speech defect, paralysis or stroke, tremor, muscle weakness, depression, other mental or nervous disorder?
C. Shortness of breath, persistent hoarseness or cough, blood spitting, bronchitis, pleurisy, asthma, emphysema, tuberculosis or chronic respiratory disorder?
D. Chest pain, palpitations, high blood pressure, rheumatic fever, heart murmur, varicose veins, phlebitis, or other heart or blood vessel disorder?
E. Hepatitis, ulcer, hernia, colitis, diverticulitis, recurrent indigestion, or other disorder of the stomach, intestines, liver, gall bladder, pancreas, or spleen?
F. Sugar, albumin, blood or pus in urine, sexually transmitted or venereal disease, stone or other kidney, bladder, prostrate or reproductive organ disorder?
G.   Allergies, anemia, bleeding tendency or other disorders of the blood?
H. Neuralgia, neuritis, sciatica, rheumatism, arthritis, gout, or disorder of the muscles or bones including the spine, back and joints.
I.   Disorder of the skin or lymph glands cyst, tumor or cancer?
J.   Persistent fever, night sweats, chills, and/or diarrhea?
K.   Diabetes, thyroid or other endocrine disorder?
L.   Diagnosis or treatment for AIDS by a member of the medical profession?
M. Any mental or physical disorder not listed; had or been advised to have any checkup, consultation, illness, injury, hospitalization, treatment or surgery including an EKG, x-ray or other diagnostic test not already listed.
N. Is any person proposed for insurance receiving treatment or taking any medication?


Details of YES answers (include item #, proposed insured, dates, duration, medication, name and address of physicians)


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19.  FAMILY HISTORY

                         Age if living   or At death     Cancer history   heart disease or circulatory disorder
Father                                               Yes No                  Yes No , since age

Mother                                               Yes  No              Yes No, since age
Siblings                                                           Yes No               Yes No, since age
Siblings                                                           Yes No                Yes No, since age
Siblings                                                           Yes No                Yes No, since age

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20. FUND SELECTION
      ALLOCATIONS: On issued contracts, your Net Purchase Payment will be allocated as indicated below. Selections must total 100%. Minimum initial allocation to any single subaccount is 1%. No fractional percentages. These percentages will apply in future years but may be changed at any time by the owner. (If no allocation is indicated, Federated Prime Money
Fund II will be automatically selected.)

FEDERATED INSURANCE SERIES
     %  Federated High Income Bond Fund II
     %  Federated Prime Money Fund II
     %  Federated Utility Fund II

THE ALGER AMERICAN FUND
     %  Alger American Growth Portfolio
     %  Alger American Mid-Cap Growth Portfolio
     %  Alger American Small Capitalization Portfolio
     %  Alger American Leveraged All Cap Portfolio

FIRST EAGLE SOGEN VARIABLE FUNDS, INC.
     %  First Eagle SoGen Overseas Variable Fund

VAN ECK WORLDWIDE INSURANCE TRUST
     %  Van Eck Worldwide Emerging Markets Fund
     %  Van Eck Worldwide Hard Assets Fund

VARIABLE INSURANCE PRODUCTS FUND (VIP) and
VARIABLE INSURANCE PRODUCTS FUND II (VIP II)
     %  Fidelity VIP II Asset Manager Portfolio
     %  Fidelity VIP II Contrafund Portfolio
     %  Fidelity VIP Equity-Income Portfolio
     %  Fidelity VIP II Index 500 Portfolio

MFS VARIABLE INSURANCE TRUST
     %  MFS Emerging Growth Series
     %  MFS Growth With Income Series
     %  MFS Research Series
     %  MFS Total Return Series

JANUS ASPEN SERIES, INSTITUTIONAL SHARES
     %  Janus Aspen Series Capital Appreciation Portfolio
     %  Janus Aspen Series Growth Portfolio
     %  Janus Aspen Series Balanced Portfolio
     %  Janus Aspen Series Flexible Income Portfolio
     %  Janus Aspen Series International Growth Portfolio
     %  Janus Aspen Series Worldwide Growth Portfolio

ALLIANCE VARIABLE PRODUCTS SERIES FUND, Class B Shares
     %  Alliance Premier Growth Portfolio
     %  Alliance Growth and Income Portfolio

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
     %  American Century VP Income & Growth Fund
     %  American Century VP Value Fund

FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST, Class 2 Shares
     %  Templeton  Developing  Markets Securities Fund
     %  Templeton Asset Strategy Fund

LAZARD RETIREMENT SERIES
     %  Lazard Retirement Equity Portfolio
     %  Lazard Retirement Small Cap Portfolio

THE UNIVERSAL  INSTITUTIONAL  FUNDS, INC.
      %  Morgan Stanley International Magnum Portfolio
     %  Morgan Stanley Emerging Markets Equity Portfolio

GUARANTEED INTEREST OPTION
     % 1 Year

OTHER
     %
     %
     %
     %
     %
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21.  SUITABILITY

A.  Do you understand that the death benefit and surrender value may increase or decrease
depending on the investment experience of the variable subaccounts?  Yes   No
B.   Your primary investment objective is?
               Guaranteed Interest
               Preservation of Capital
               Income
               Growth
               Aggressive Growth

C.   Do you believe that this policy will meet your insurance needs and financial objectives?
       Yes      No
D.   Have you received a copy of the current prospectus?   Yes   No

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22.  CONDITIONAL RECEIPT Questions related to conditional receipt for all persons proposed for insurance.

Yes   No   In the past 90 days has any person proposed for insurance been admitted to a hospital or other medical facility, been advised to be admitted, contemplated surgery, or had surgery performed or recommended?
Yes   No   In the past two years, has any person proposed for insurance been treated by a member of the medical profession for heart disease, stroke, cancer or AIDS, or had such treatment recommended?

If either question in this section is answered "Yes" or left blank, a premium payment cannot be accepted with this application and any conditional receipt is void.
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  The Proposed Insured(s) and the Applicant, if other than the Proposed Insured(s), agrees that (1)
all statements and answers in this application are complete, true and correctly recorded to the best of my (our) knowledge and belief; (2) if this application is accepted by the company, the policy applied for and this application will constitute the entire insurance contract; (3) if no premium has been given to the agent with this application, insurance will not take effect until the application is approved and accepted by the Company at CNA Plaza, Chicago, Illinois, 60685
and the policy is delivered while the health of each person proposed for insurance and other conditions remain as described in this application and at least the Minimum Premium for the
Quarterly Mode has been paid in full. The acceptance of the policy by the Proposed Insured(s)
will ratify any corrections and notations, including amendments of amount, risk classification, age at issue, plan of insurance or benefits. However, in those states where written consent is required, any such amendment will be made only with the written consent of the Proposed
Insured(s) and the Applicant, if other than the Proposed Insured(s).

The Proposed Insured(s) acknowledge having received and read the Notice to the Proposed
Insured(s) and the Medical Information Bureau Notice. If a premium has been given to the agent with this application, the Proposed Insured(s) acknowledges having read and understood the conditions of the Conditional Premium receipt.

Under the penalties of perjury, I/We certify that the social security number(s) provided below is/are true, correct and complete.

Signed at (City)                    (State)              this        Day of              20


(Applicant if other than Proposed Insured)       (Signature of Proposed Insured 1)   SS#

(Official capacity if signed on behalf               (Signature of proposed Insured 2)    SS#
 of a corporation, trust, etc.)

I certify to the best of my knowledge the answers to the questions in all parts of this application
are true and correct. I further certify that to the best of my knowledge this policy   will   will not
replace or change any existing life insurance or annuity policy now in force.

AGENT/REGISTERED REP (witness)                                AGENT #

LSO/LSA or MGA Name

Agent/Registered Rep Name                                                Agent Code        Percent

Broker/Dealer Name                                                       Address

Agent/Registered Rep Name                                                Agent Code      Percent

Broker/Dealer Name                                                       Address










Mail to: CNA Insurance Companies, P.O. Box 305153,  Nashville, TN 37230-5153


LV206-363-A                                                                                            APP206363-C
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